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                                                                  EXHIBIT 10(gg)



                                   DEMAND NOTE

$10,000,000                                             Pittsburgh, Pennsylvania
                                                                October 21, 1997


            FOR VALUE RECEIVED, Valley Forge Dental Associates, Inc., a Delaware corporation (the "Borrower"), with an address at 1018 West Ninth Avenue, King of Prussia, Pennsylvania 19406 promises to pay ON DEMAND to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank") in lawful money of the United States of America in immediately available funds at the Bank's offices located at 249 Fifth Avenue, Pittsburgh, Pennsylvania 15265, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION U.S. DOLLARS ($10,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower by the Bank pursuant to the Discretionary Line of Credit Letter Agreement dated as of even date herewith agreed to and accepted by the Borrower, each wholly-owned Subsidiary of the Borrower identified on Schedule 1 thereto, Abbingdon Venture Partners Limited Partnership
- II, a Delaware limited partnership and Abbingdon Venture Partners Limited Partnership - III, a Delaware limited partnership (as the same may be modified or amended hereafter from time to time, the "Agreement"), together with interest accruing on the outstanding principal balance from the date hereof, as provided below. Capitalized terms used herein and not otherwise defined herein shall have such meanings as given to them in the Agreement.

      1. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate per annum determined pursuant to the Agreement, provided, however, that in no event will the rate of interest hereunder exceed the maximum rate allowed by Law.

      2. Payment Terms. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK MAY AT ANY TIME AND IN ITS SOLE DISCRETION REQUEST IMMEDIATE PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE WITHOUT PRIOR NOTICE TO THE BORROWER. In the absence of a request by the Bank for immediate payment of all amounts outstanding under this Note (i) interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each October, January, April and July after the date hereof; (ii) and interest on Loans to which a Euro-Rate Option applies shall be due and payable on the last day of each Euro-Rate Interest Period for those Loans; provided that any Euro-Rate Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the next calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day.
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If the time for making any payment under this Note falls on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. If any amounts outstanding hereunder are not paid when due or upon demand, the Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal, in all cases payable hereunder or in connection herewith, in any order the Bank may choose, in its sole discretion.

      3. Increased Interest Rate. If any Loans or other amount is not paid when requested, any principal, interest, fee or other amount payable hereunder shall bear interest for each day thereafter until paid in full (before and after judgment) at a rate per annum which shall be equal to two hundred (200) basis points (2% per annum) above the rate of interest otherwise applicable with respect to such amount or the Base Rate if no rate of interest is otherwise applicable (the "Increased Interest Rate").

      4. Repayment, Additional Borrowings. The Borrower may request Loans, repay Loans and request additional Loans subject to the discretion of the Bank and the terms and conditions of the Agreement and the other Loan Documents.

      5. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by Law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by Law, a contractual possessory security interest in and a right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. If and when any amounts outstanding hereunder are not paid when due or upon demand, every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.

      6. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein nor shall the action or inaction of the Bank impair any right or power hereunder. The Borrower agrees to pay on demand, to the extent permitted by Law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

The Borrower and all other makers and endorsers of this Note hereby forever waiver presentment, protest, notice of dishonor and notice of non-payment.


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This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns, provided, however, that the Borrower may not assign or transfer any of its rights and obligations hereunder or any interest herein.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located in the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the Business Day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or nation. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

      WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, THE LOAN DOCUMENTS, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                            [SIGNATURE PAGE FOLLOWS]


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                      [SIGNATURE PAGE 1 OF 1 OF DEMAND NOTE


      WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

 [CORPORATE SEAL]                   Valley Forge Dental Associates, Inc.



                                    By: /s/ W. Gary Liddick
                                       --------------------------------
                                    Name:  W. Gary Liddick
                                    Title: Vice President and Chief
                                           Financial Officer

                                    Address for Notices:

                                    1018 West Ninth Avenue
                                    King of Prussia, PA  19406



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